ARTICLES OF AMENDMENT
TO THE
RESTATED CONSOLIDATED
ARTICLES OF INCORPORATION
OF
MOUNTAIN FUEL SUPPLY COMPANY

           Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Restated Consolidated Articles of Incorporation:
           FIRST:  The name of the Corporation is Mountain Fuel Supply
Company.
           SECOND: The following amendments to the Restated Consolidated Articles of Incorporation were adopted by the shareholder of the Corporation on December 31, 1997, in the manner prescribed by the Utah Business Corporation Act:
     Article I was amended to read as follows:
                             ARTICLE I

     The name of the Corporation is Questar Gas Company.

     Article VIII was amended to read as follows:

                           ARTICLE VIII

     The number and kinds of officers of the Corporation and their qualification shall be as follows:

           (1)  A Board of nine (9) Directors.

           (2) Provided, however, that the stockholders may, at any annual meeting, without notice, fix the membership of the Board of Directors at three (3), five (5), seven (7), or nine (9) Directors by resolution of the stockholders adopted by a majority of the shares of the issued and outstanding capital stock of the Corporation.

           (3) A quorum of the Board of Directors necessary to transact the business and exercise the corporate power of the Corporation shall be as follows:

           Two members when the Board of Directors consists of three members; three members when the Board of Directors consists of five members; four members when the Board of Directors consists of seven members; and five members when the Board of Directors consists of nine members.

           (4) The Directors, except those hereinafter named in these Restated Consolidated Articles of Incorporation and those chosen to fill a vacancy for an unexpired term, must be elected by the stockholders at the regular meeting of stockholders, or, if not held, at any special meeting of the stockholders called for that purpose.

           (5) In case of any vacancy in the Board of Directors through death, resignation, disqualification or other cause, the remaining Directors, by the affirmative vote of a majority, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant and until the election of his successor.

           (6) Within thirty days after the election of the Directors by the stockholders of the Corporation, the members of the Board of Directors shall hold an organization meeting of the Board of Directors and elect a Chairman, President, Secretary, and a Treasurer of the Corporation, and may appoint one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as may be provided by the bylaws of the Corporation.

           (7) Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors; any other officer or employee of the Corporation may be removed at any time by vote of the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the bylaws or by vote of the Board of Directors.

           (8) Any officer or Director may resign by a written resignation filed with or mailed to the Secretary of the Corporation.

           THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 9,189,626 and the number of shares entitled to vote was 9,189,626.
           FOURTH: The designated number of outstanding shares of each class of stock entitled to vote on the amendments as a class was 9,189,626 shares of Common Stock of the Corporation.
           FIFTH:  The number of shares consenting to the amendment to
Article I was 9,189,626, being 100 percent of the outstanding shares of the Corporation. No shares were voted against the proposed amendment.
           SIXTH:  The number of shares consenting to the addition of
Article VIII was 9,189,626, being 100 percent of the outstanding shares of the Corporation. No shares were voted against the proposed amendment.
           IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have set their hands this 31st day of December, 1997.

                                       MOUNTAIN FUEL SUPPLY COMPANY
Attest:



/s/Connie C. Holbrook                  /s/D. N. Rose
Connie C. Holbrook                     D. N. Rose
Secretary                              President


                          ACKNOWLEDGMENT


State of Utah          )
                       : ss.
County of Salt Lake    )

         I, Lucille L. Curtis, a notary public, do hereby certify that on December 31, 1997, personally appeared before me D. N. Rose, who, being by me first duly sworn, declared that he is the President of Mountain Fuel Supply Company, that he signed the foregoing document as the President of Mountain Fuel Supply Company, and that the statements contained therein are true.

                                  /s/Lucille L. Curtis
                                 Notary Public
                                 Residing at Salt Lake City, Utah

My Commission Expires:
          August 27, 1999